UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

TechTarget, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)		1-33472 (Commission File Number)		04-3483216 (IRS Employer Identification No.)
	275 Grove Street, Newton MA (Address of Principal Executive Offices)		02466 (Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K filed by TechTarget, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 20, 2017 (the “Original 8-K”). The Original 8-K reported the final results of the proposals submitted to a vote by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders held on June 16, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future stockholder advisory votes regarding named executive compensation (“Say-on-Pay”). No other changes have been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously reported in the Original 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay votes held at the 2017 Annual Meeting, a majority of the Company’s stockholders that voted on the matter indicated a preference to hold future Say-on-Pay votes every three years as follows:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes

11,747,250	20,155	7,258,782	1,010	6,247,735

In light of these results and consistent with its previous recommendation as set forth in the Company’s proxy statement for the 2017 Annual Meeting, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay votes every three years until the next stockholder vote on the frequency of Say-on-Pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: September 22, 2017	By: /s/ Charles D. Rennick
Charles D. Rennick
Vice President and General Counsel